UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013
Atlanticus Holdings Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code:    770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Atlanticus Holdings Corporation (the “Company”) is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 22, 2013 (the “Original 8-K”) to provide certain compensatory information that was not determined at the time of the filing of the Original 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with William R. McCamey’s appointment as Chief Financial Officer, on February 21, 2014, Mr. McCamey’s base salary was increased to $450,000, effective January 1, 2014. Also, the Compensation Committee granted Mr. McCamey a stock option for the purchase of 100,000 shares of the Company’s common stock at an exercise price of $2.64. The option award vests in two equal installments on February 21, 2015 and February 21, 2016 and expires on February 21, 2019.

In connection with Mitchell C. Saunders’ appointment as Chief Accounting Officer, on February 21, 2014, Mr. Saunders’ base salary was increased to $275,000, effective January 1, 2014. Mr. Saunders also is eligible to receive a cash bonus of $40,000 for each calendar year starting in 2015, contingent upon his continued employment with the Company on April 30 of the following year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: February 27, 2014	By:	/s/ Rohit H. Kirpalani
	Name:	Rohit H. Kirpalani
	Title:	General Counsel and Secretary

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